Exhibit 10.67

AGREEMENT FOR PURCHASE AND SALE OF SHARES

among

RW BRASIL FUNDO DE INVESTIMENTOS EM PARTICIPAÇÃO

ANTÔNIO EDUARDO ZAGO DE CARVALHO

SIDNEY VICTOR DA COSTA BREYER

as Sellers

and

EQUINIX BRASIL PARTICIPAÇÕES LTDA.

as Purchaser,

and

EQUINIX SOUTH AMERICA HOLDINGS LLC.

as a party for limited purposes set forth herein

and,

ALOG SOLUÇÕES DE TECNOLOGIA EM INFORMÁTICA S.A.

as intervening consenting party.

JULY 18, 2014

AGREEMENT FOR PURCHASE AND SALE OF SHARES

This Agreement for Purchase and Sale of Shares (the “Agreement”) is entered into on July 18, 2014 by and among the parties below:

I. SIDNEY VICTOR DA COSTA BREYER, Brazilian, married, bearer of the identity card No. [****], enrolled before the Taxpayer Registry (CPF/MF) under No. [****], resident and domiciled in the City and State of[****], at [****] (“Sidney”);

II. ANTONIO EDUARDO ZAGO DE CARVALHO, Brazilian, single, bearer of the identity card No. [****], enrolled before the Taxpayer Registry (CPF/MF) under No. [****], resident and domiciled in the City and State of[****], at [****] (“Eduardo”);

III. RW BRASIL FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES, a fundo de investimento em participações, duly organized under the laws of the Federative Republic of Brazil, enrolled with the National Register of Legal Entities (CNPJ/MF) under No. 13.417.743/0001-03, herein duly represented by its managing institution, CRV Distribuidora de Títulos e Valores Mobiliários S.A., a company with its headquarters in the City and State of São Paulo, at Avenida Presidente Juscelino Kubitschek, No. 2.041 and 2.235, Block A (part), Vila Olimpia, ZIP Code 04543-011, enrolled with the National Register of Legal Entities (CNPJ/MF) under No. 62.318.407/0001-19, duly licensed by the Brazilian Securities Commission (Comissão de Valores Mobiliários) for the exercise of portfolios and securities management activities pursuant to the Declaratory Act No. 11,015 of April 29, 2010, herein represented pursuant to its Bylaws(“RW FIP” and jointly with Sidney and Eduardo, the “Sellers”);

IV. EQUINIX BRASIL PARTICIPAÇÕES LTDA., a limited liability company, duly organized under the laws of the Federative Republic of Brazil, enrolled before the National Register of Legal Entities (CNPJ/MF) No. 19.565.469/0001-04, with headquarters in the City and State of Rio de Janeiro, at Rua Martins Ferreira nº 91, sala 901 (parte), Botafogo (the “Purchaser”);

V. EQUINIX SOUTH AMERICA HOLDINGS, LLC, a corporation duly organized and existing under the laws of Delaware, enrolled with the Brazilian National Register of Legal Entities (CNPJ/MF) under No. 13.215.498/0001-51, whose principal place of business is located at One Lagoon Drive, 4th Floor, Redwood City, California, United States of America, 94065 (“Equinix South America”);

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And, as a party for purposes of Section II, Section V and Section VIII:

VI. ALOG SOLUÇÕES DE TECNOLOGIA EM INFORMÁTICA S.A., a sociedade anônima duly organized under the laws of the Federative Republic of Brazil, enrolled before the National Register of Legal Entities (CNPJ/MF) under No. 03.672.254/0001-44, with headquarters in the City and State of São Paulo, at Rua Doutor Miguel Couto No. 58, 5th floor (the “Company”);

(Purchaser and Sellers hereinafter referred to as “Parties” and, individually, as “Party”)

RECITALS

WHEREAS, the Sellers hold an aggregate of 227.372.189 (two hundred twenty-seven million, three hundred seventy-two thousand, one hundred eighty-nine) common shares representing 47,8% of the outstanding capital stock of the Company and, each, individually, holds shares of issuance of the Company in the following proportion: (i) RW FIP holds 182.915.859 (one hundred eighty-two million, nine hundred fifteen thousand and eight hundred fifty-nine) common shares representing 38,6% of the outstanding capital stock of the Company; (ii) Sidney holds [****] common shares representing [****] of the outstanding capital stock of the Company; and (iii) Eduardo holds [****] common shares representing [****] of the outstanding capital stock of the Company (collectively, the “Shares”);

WHEREAS the Sellers and Equinix South America entered into a shareholders’ agreement of the Company dated as of October 31, 2012, with the Company, Equinix, Inc., Riverwood Capital L.P., Riverwood Capital Partners L.P., Riverwood Capital Partners (Parallel – A) L.P. and Riverwood Capital Partners (Parallel – B) L.P. as intervenient consenting parties (the “Shareholders’ Agreement”) to govern certain of the rights, duties and obligations of the shareholders of the Company;

WHEREAS, in lieu of exercising the Call Option, the Call Option on Management, the Put Option and the Management Put Option, the Purchaser desires to purchase and Sellers desire to sell all of the outstanding securities of the Company;

WHEREAS, as a result of the share purchase described above, the Sellers wish to sell and transfer and the Purchaser wishes to purchase all the Shares, free and clear of any Liens, for the price, terms and conditions established in this Agreement (the “Transaction”);

WHEREAS the Sellers and Equinix South America entered into a share purchase agreement (the “First Share Purchase Agreement”)according to which certain shareholders of the Company(Fundo Mútuo de Investimento em Empresas Emergentes – Stratus GC, Alexandre Guy Haegler, Marcus

****	FISMA & OMB MEMORANDUM M-07-16

Moraes de Oliveira, Erik da Costa Breyer, Sandra Haegler, Bettina Alessandra Haegler, Philip Eric Haegler, Bianca Haegler, Sidney, Eduardo, Antonio Carlos dos Santos Pina, Tecinvest Ltd., Stratus Corp., Winterpark Intl. Corp., Emanuel Gonçalves Dutra and Cristian Gallegos, jointly the “Alog Former Shareholders”), have transferred all of their shares issued by the Company to a investment vehicle jointly owned by Equinix South America and RW FIP denominated Zion RJ Participações S.A. (“Zion”);

WHEREAS the purchase price due to the Alog Former Shareholders was divided between (i) an amount representing 83% of the capital stock of the Company paid on closing, and (ii) an amount representing 17% of the capital stock, up to a payment of up to R$36,000,000 (thirty six million reais), in relation to which amount certain adjustments set forth in the First Share Purchase Agreement would apply (the “ACPP”);

WHEREAS on April 25, 2011 Zion transferred to RW FIP and Equinix South America all rights and obligations related to the ACPP, in the proportion of 53% to Equinix South America and 47% to RW FIP and on May 24, 2014, Equinix South America and RW FIP entered into a settlement agreement with Alexandre Guy Haegler, Marcus Moraes de Oliveira, Erik da Costa Breyer, Sandra Haegler, Bettina Alessandra Haegler, Philip Eric Haegler, Bianca Haegler, Sidney, Eduardo, Antonio Carlos dos Santos Pina, Emanuel Gonçalves Dutra and Cristian Gallegos to regulate new terms and conditions to be observed for any and all outstanding payments of the ACPP (the “Settlement Agreement”);

WHEREAS Equinix South America intends to assume all rights and obligations of RW FIP under the Settlement Agreement and, which will result in a deduction from the RW FIP Purchase Price (as defined below);

NOW THEREFORE, the Parties resolve to enter into this Agreement, according to the following provisions:

SECTION I

DEFINITIONS

1.1. Definitions. For the purpose of this Agreement (including the Preamble above and its Schedules), except as otherwise provided for herein, the following terms and expressions, when used in this Agreement, shall have the following meanings:

“Agreement” shall have the meaning set forth in the Preamble of this Agreement.

“Arbitral Tribunal” shall have the meaning set forth in Section 6.4.

“Arbitration Chamber” shall have the meaning set forth in Section 6.3.

“Arbitration Rules” shall have the meaning set forth in Section 6.3.

“Authorization” shall mean any and all authorizations, consents, approvals, orders, resolutions, licenses, concessions, permissions, notices, exemptions, filings, waivers, grants, agreements, certificates, national, and/or international certifications, decrees, judicial decisions, injunctions, registries, legalizations by notary public, or registries made by any Governmental Authority.

“Brazil” shall mean the Federative Republic of Brazil.

“Brazilian Civil Procedure Code” shall have the meaning set forth in Section 8.5.

“Business Day” shall mean any day except Saturdays, Sundays and other days when commercial banks do not operate by legal determination or prerogative in the City and State of São Paulo.

“Claim” shall mean, as the case may be, any charge, claim, demand, lawsuit, proceeding, complaint, investigation, audit, inquiry, notice, arbitration, mediation or other type of judicial, administrative or arbitral action or proceeding (whether formal or informal).

“Closing” shall have the meaning set forth in Section 3.2.

“Closing Date” shall have the meaning set forth in Section 3.2.

“Communications” shall have the meaning set forth in Section 8.1.

“Company” shall have the meaning set forth in the Preamble of this Agreement.

“Dispute” shall have the meaning set forth in Section 6.1.

“Eduardo” shall have the meaning set forth in the Preamble of this Agreement.

“Equinix South America” shall have the meaning set forth in the Preamble of this Agreement.

“Governmental Authority” shall mean any and all bodies, agencies, departments, secretariats, courts, or other instrumentality of Brazilian or foreign governments, whether at the federal, state or municipal level, directly or indirectly linked to the judiciary, legislative and executive branches of the government, any arbitration chamber or court, self-regulatory agencies, the public attorney’s office, or other governmental authorities.

“Indemnified Party” shall mean any of the Parties to whom indemnification is due under the terms of this Agreement.

“Indemnifying Party” shall mean any of the Parties from whom indemnification is sought under the terms of this Agreement.

“Involved Parties” shall have the meaning set forth in Section 6.1.

“Law” shall mean any statute, law, ordinance, regulation, rule, code, order, requirement, decision, or rule of law of any Governmental Authority (including amendments to any constitution, leis complementares, leis ordinárias, leis delegadas, medidas provisórias, decretos, decretos legislativos, resoluções, portarias, circulares, cartas-circulares and instruções).

“Liens” shall mean any and all liens or encumbrances, including, but not limited to, caução, penhor, hipoteca, arrolamento, pledges, burdens, personal guarantees, hypothecations, judicial constraints (penhora), security interests, options, rights of first refusal, mortgages, title retentions, voting agreements, preemptive rights, alienação fiduciária or cessão fiduciária or any other direito real de garantia, environmental liens, Tax liens, easements, preferential arrangements, restrictive covenants, conditions or restrictions of any nature on the use, voting, transfer, receipt of income or other exercise of attributes of ownership; provided, that “Liens” shall not include any restrictions on transfer or Liens under the applicable securities Laws and/or pursuant to the Shareholders’ Agreement.

“Loss” shall mean, with respect to a Person, all losses, disbursements, fines, fees, penalties settlements, awards, damages, costs or expenses (including reasonable legal, accounting and other professional fees and costs, including, without limitation, the cost of enforcing any right to indemnification under this Agreement and the cost of pursuing any insurance providers in connection with such Loss); provided that it derives from (i) a final non-appealable decision (decisão transitada em julgado), (ii) an arbitral award or (iii) a judicial settlement.

“Notice of Dispute” shall have the meaning set forth in Section 6.1.

“Notice of End of Negotiation” shall have the meaning set forth in Section 6.2.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Authority of competent jurisdiction.

“Party” and “Parties” shall have the meaning set forth in the Preamble of this Agreement.

“Person” shall mean any natural person, legal entity, professional or commercial partnership, sole proprietorship, investment fund, association, foundation, partnership, close-ended private pension fund, consortium, trust, joint venture, mutual fund or other form of organization with or without legal personality, any governmental authority or any other entity capable of contracting rights and obligations.

“Purchase Price” shall have the meaning set forth in Section 2.2.

“Purchaser” shall have the meaning set forth in the Preamble of this Agreement.

“Related Persons” means, with respect to any Person, any affiliate or successor of such Person, and any and all directors, officers, employee, partners (limited or general), members, stockholders, equityholders and controlling persons of any of the foregoing.

“RW FIP” shall have the meaning set forth in the Preamble of this Agreement.

“Sellers” shall have the meaning set forth in the Preamble of this Agreement.

“Share Pledge Agreement” shall mean the share pledge agreement dated as of October 31, 2012 entered into by and among RW FIP, Equinix and the Company.

“Shares” shall have the meaning set forth in the Preamble of this Agreement.

“Shareholders’ Agreement” shall have the meaning set forth in the Preamble of this Agreement.

“Sidney” shall have the meaning set forth in the Preamble of this Agreement.

“Taxes” shall mean all taxes, contributions, fees, levies or other assessments or fiscal debts (including the respective interest and fines thereon, as well as the corresponding surcharges) withheld or applied, by estimation or other related criterion, on income, franchises, capital stock, profits, windfall profits, gross revenues, sale, use, added value, transfer, registration, stamp, consumption, customs activity, employee severance benefits, environmental matters, assets, chattels and real properties, ad valorem, usufruct, licensing, hiring, payroll, workers compensation and social security or severance indemnity guarantee fund.

“Third Party” shall mean any Person other than the Parties hereof.

“Third-Party Claim” shall mean a Dispute involving Third Parties that constitutes or may constitute a Loss.

“Transaction” shall have the meaning set forth in the Preamble of this Agreement.

1.2. Interpretation. Except as otherwise provided herein, the interpretation of this Agreement shall abide by the following rules:

(i)	any reference in this Agreement to “Sections” and “Schedules” shall be understood to refer to the respective sections and schedules of this Agreement. Any reference in this Agreement to a section includes all sections of said clause, and any reference to a section includes all paragraphs of said section. All Schedules hereof or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein;

(ii)	words defined in the singular include the plural and vice versa, and words in the masculine gender include the feminine gender and vice versa;

(iii)	references in this Agreement to any document or agreement shall be deemed to include references to such document or agreement as amended, varied, supplemented or replaced from time to time in accordance with the terms of such document or agreement and to include any schedules, Schedules, and/or schedules in connection therewith;

(iv)	the words “hereof”, “herein” and “hereunder” and derivative or similar words used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v)	whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import;

(vi)	each heading in this Agreement has been included for ease of reference and shall not be taken into account for the interpretation of the contents of each such section;

(vii)	references to any law include all rules and regulations promulgated thereunder;

(viii)	any list of items where the copulative conjunction “and” is used includes any and all of the items included in said list; and

(ix)	any list of items where the disjunctive conjunction “or” is used includes some of the items included in said list.

SECTION II

PURCHASE AND SALE OF SHARES; PURCHASE PRICE

2.1. Purchase and Sale of Shares. According to the terms and subject to the conditions set forth in this Agreement, the Sellers hereby undertake to sell and transfer to the Purchaser and the Purchaser undertakes to purchase and receive from the Sellers, on the Closing Date, the Shares, free and clear of any Liens.

2.2. Purchase Price. In consideration for the purchase of the Shares, the Purchaser agrees to pay to the Sellers, on the Closing Date, the aggregate price of R$489.156.013,42 (four hundred eighty-nine million, one hundred fifty-six thousand, thirteen reais and forty-two cents) (the “Purchase Price”), by means of electronic transfer of immediately available funds to the bank accounts indicated in Schedule 2.2, in the proportion indicated below:

(i)	R$393.515.111,82 (three hundred ninety-three million, five hundred fifteen thousand, one hundred and eleven reais and eighty-two cents) to RW FIP (the “RW FIP Purchase Price”);

(ii)	[****] to Sidney;

(iii)	[****] to Eduardo;

2.3. Deduction from the RW FIP Purchase Price. The Parties, Equinix South America and the Company agree that the contingencies, as described in Schedule 2.3 (the “Contingencies”) shall be deducted from the RW FIP Purchase Price and the net amount of R$385.711.221,75 (three hundred eighty-five million, seven hundred eleven thousand and two hundred and twenty-one Reais and seventy-five cents) shall be due on the Closing Date as payment of the RW FIP Purchase Price. As a result, the Purchaser, Equinix South America and the Company shall become entirely responsible for any and all payments due to Sidney Victor da Costa Breyer, Alexandre Guy Haegler, Marcus Moraes de Oliveira, Erik da Costa Breyer, Sandra Haegler, Bettina Alessandra Haegler, Philip Eric Haegler, Bianca Haegler, Antonio Eduardo Zago de Carvalho, Antonio Carlos dos Santos Pina, Emanuel Gonçalves Dutra and Cristian Gallegos under the Settlement Agreement executed with

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RW FIP and Equinix South America on May 24, 2013. By virtue of such arrangement, the Purchaser, Equinix South America and the Company shall bear (i) any and all benefits eventually deriving from the non materialization of the Contingencies or materialization of the Contingencies in amounts below the estimates, and (ii) any and all responsibilities for the Contingencies that eventually materialize, even if they exceed the estimates.

2.3.1 Equinix South America, the Company and RW FIP agree to endeavor their best efforts to execute an amendment to the Settlement Agreement reflecting the transfer and release described in Section 2.3 above as soon as practicable with respect to RW FIP, duly signed by all parties thereto, including, Sidney Victor da Costa Breyer, Alexandre Guy Haegler, Marcus Moraes de Oliveira, Erik da Costa Breyer, Sandra Haegler, Bettina Alessandra Haegler, Philip Eric Haegler, Bianca Haegler, Antonio Eduardo Zago de Carvalho, Antonio Carlos dos Santos Pina, Emanuel Gonçalves Dutra and Cristian Gallegos. In the event the execution of such instrument does not occur, Equinix South America, the Company and the Purchaser hereby agree to execute and pay any all and payments related to the ACPP as from and after the Closing Date with respect to RW FIP and to continue to endeavor their best efforts to obtain the execution of an amendment to the Settlement Agreement reflecting the transfer and release described in Section 2.3 by each of the Persons that failed to execute and deliver such instrument. Furthermore, Equinix South America, the Company andthe Purchaser hereby agree jointly and severally to indemnify and hold RW FIP and its Related Persons harmless from any and all losses, liabilities, damages and claims arising from or related to the Settlement Agreement, including regarding the payment of all or any portion of the ACPP.

2.4. Taxes. Each Party shall be responsible, pursuant to the applicable Laws, to calculate, assess, deduct and pay all Taxes under their responsibility concerning the Purchase Price.

SECTION III

CONDITIONS PRECEDENT; CLOSING

3.1	Conditions to Closing.

3.1.1 The obligations of the Purchaser to acquire the Shares and to consummate the Transaction, as well as the obligation of each of the Sellers to transfer the Shares and to consummate the Transaction, are conditioned upon the satisfaction or waiver (by the party entitled to the benefit of such condition) of each of the following conditions (the conditions in Section 3.1.1, 3.1.2 and 3.1.3 are referred to herein as the “Conditions Precedent”):

(a)	Conclusion of the process of capitalization of the Purchaser by Equinix South America;

(b)	Execution and delivery of the Agreement for Exercise of Stock Options and

Purchase and Sale of Resulting Shares by and between the Purchaser, the Company, and each of Antonio Eduardo Zago de Carvalho, Nelson de Mendonça Geromel, Rodrigo Liviero Guerrero, Victor Goncalves Arnaud, Peter Flores Catta Preta and Marcelo Junior da Silva;

(c)	There shall not be in effect any Law or Order of any Government Authority that would prevent, prohibit or make illegal the Closing to be performed;

3.1.2 The obligations of the Purchaser to acquire the Shares and to consummate the Transaction are conditioned upon the satisfaction or waiver (by the Purchaser) of each of the following conditions:

(a)	The representations and warranties of the Sellers contained in this Agreement shall be true and correct in all respects as of the Closing Date, as if made on and as of the Closing Date;

(b)	The covenants and other agreements to be performed under this Agreement by the Seller on or prior to the Closing Date shall have been duly performed in all respects.

(c)	The Purchaser shall have received a certificate signed by an officer of each Seller (if it is an entity) or by the Seller (if it is a natural person), dated the Closing Date, to the effect that the conditions specified in Sections 3.1.2(a) and 3.1.2(b) solely with respect to such Seller are satisfied.

3.1.3 The obligations of the Sellers to transfer the Shares and to consummate the Transaction are conditioned upon the satisfaction or waiver (by the Sellers) of each of the following conditions:

(a)	The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects as of the Closing Date, as if made on and as of the Closing Date; and

(b)	The covenants and other agreements to be performed under this Agreement by the Purchaser on or prior to the Closing Date shall have been duly performed in all respects.

(c)	The Sellers shall have received a certificate signed by an officer of the Purchaser, dated the Closing Date, to the effect that the conditions specified in Sections 3.1.3(a) and 3.1.3(b) are satisfied.

3.2 Closing. The closing of the Transaction (the “Closing”) shall take place at the offices of Machado Meyer, Sendacz e Opice Advogados, Rua Lauro Müller, No. 116, 17th floor, 22290160, in the City and State of Rio de Janeiro, Brazil, not later than 3 (three) Business Days after the fulfillment or waiver of all the Conditions Precedent set forth in Section 3.1 or at such other time and place as the Parties may mutually agree upon in writing. The date on which the Closing is consummated is called the “Closing Date”. Each of the Parties hereto agrees to use its respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable Law to (i) consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

3.3. Closing Acts. On the Closing Date, for the purpose of consummating the Transaction, the Parties shall practice the following acts, all of which shall be considered part of the Closing and as having been carried out concomitantly:

(i)	Payment by the Purchaser to the Sellers of the Purchase Price, less any deductions as provided herein;

(ii)	Execution and delivery by the Sellers to the Purchaser of a payment receipt of the Purchase Price;

(iii)	Transfer of the Shares, upon execution by the Purchaser and the Sellers of the Company’s Nominative Share Transfer Register Book;

(iv)	Registration by the Company of the Purchaser as owner of the Shares in the Company’s Nominative Share Register Book;

(v)	Closing of the Agreement for Exercise of Stock Options and Purchase and Sale of Resulting Shares between Purchaser, the Company, and each of Antonio Eduardo Zago de Carvalho, Nelson de Mendonça Geromel, Rodrigo Liviero Guerrero, Victor Goncalves Arnaud, Peter Flores Catta Preta and Marcelo Junior da Silva;

(vi)	Execution of the termination of the Shareholders’ Agreement, substantially in the form of Schedule 3.3(vi); and

(vii)	Execution of the termination and release of the Share Pledge Agreement dated as of October 31, 2012, entered into by and among RW FIP, Equinix and the Company, substantially in the form of Schedule 3.3(vii).

3.3.1. The Parties hereby undertake to sign and deliver any and all the other instruments or documents, as well as to carry out all the recordings, filings and registrations necessary to establish the full efficacy to the Closing acts set forth in Section 3.3.

SECTION IV

REPRESENTATIONS AND WARRANTIES

4.1. Sellers’ Representations and Warranties. On the date hereof, each of the Sellers represent and warrant the following to the Purchaser, individually and severally (and not jointly) in accordance with the participation held by each such Seller in the capital stock of the Company, with the veracity, currency, precision and completeness of such representations and warrantiesand acknowledge that such representations and warranties are an essential condition for the Purchaser’s decision to enter into this Agreement and consummate the Transaction:

(i)	Authorization; Validity of the Agreement. Such Seller has full power and authority to enter into, execute, deliver and perform its obligations under this Agreement, including to sell and transfer the Shares owned by such Seller to the Purchaser. The execution of this Agreement by such Seller was duly and validly carried out and no other act or procedure is necessary to authorize the execution and performance of this Agreement. This Agreement and the Schedules hereto constitute a valid and binding obligation of such Seller, enforceable against such Seller in accordance with their terms and conditions;

(ii)	Existence and Regularity. In the case of (a) RW FIP, RW FIP is a fundo de investimento em participações, duly incorporated and validly existing according to the Laws of Brazil, and has full powers and authority to possess, hold, lease, sell and in any other way dispose of its respective goods and assets, as well as to conduct and develop its business activities as they are currently being conducted and to engage in all the transactions contemplated in this Agreement and the Schedules; and (b) in the case of any other Seller, such Seller is a natural person and has full powers and authority to possess, hold, lease, sell and in any other way dispose of its respective goods and assets, and to engage in all the transactions contemplated in this Agreement and the Schedules. Such Seller is not subject to any process of insolvency or bankruptcy according to the applicable Laws of Brazil;

(iii)

Absence of Conflict or Violation. The execution and performance of this Agreement by such Seller, as well as the consummation of the acts set forth in this Agreement by such Seller shall not: (a) if such Seller is not a natural person, conflict with or violate the organizational document of such Seller, (b) require any previous filing by such Seller with any Governmental Authority or any Authorization; (c) require any prior consent from any Third Parties that have not already been obtained by such Seller as of the date hereof; and (d) result in any breach, violation or default of any agreement, Law or agreement, except in the case of the foregoing clauses (b), (c) and (d), as would not have or be reasonably likely to have, individually or in the aggregate, a material adverse effect on the ability of such Seller to consummate the Closing with respect to such Seller or otherwise materially delay or impede the Closing with respect to such Seller;

(iv)	Pending Acts. As of the date hereof, there is no Dispute involving such Seller before any Governmental Authority that, if decided negatively, would reasonably be likely to materially interfere with such Seller’s capacity to comply with its obligations resulting from this Agreement and the Schedules;

(v)	Shares Ownership. Other than (a) the Shares owned by such Seller that are to be purchased and sold pursuant to this Agreement and (b) any Vested Options owned by such Seller that are to be exercised, purchased and sold pursuant to the Agreement for Exercise of Stock Options and Purchase and Sale of Resulting Shares, such Seller does not own any equity interest in the Company or any security or other right convertible into or exercisable or exchangeable for any equity interest in the Company. Such Seller is the lawful owner and possessor of the Shares owned by such Seller, which are free and clear of any and all Liens. Such Shares have been duly authorized, legally issued and are fully paid-up, as well as, except for the provisions of the Shareholders’ Agreement, there are no other subscription rights, call options granted or other rights of first refusal for the acquisition or subscription of any shares or any other securities arising out of such Shares which, if exercised, would grant to its holders shares issued by the Company, or that could be converted on, or exchanged for, shares issued by the Company, issued or to be issued in the future. Except for this Agreement, such Seller has not entered into any agreement or made any commitment to any Third Party to dispose of or have the right to dispose of such Shares; and

(vi)	Shareholders’ Agreements. Except for the Shareholders’ Agreement, such Seller is not party to any shareholders’ agreements, voting agreements, purchase options or other agreements related to governance, sharing of rights related to shares and/or creation of any rights over the Shares owned by such Seller.

4.2. Purchaser’s Representations and Warranties. The Purchaser and Equinix South America represent and warrant the following to each of the Sellers, with the veracity, currency, precision and completeness of such representations and warranties and acknowledge that such representations and warranties are an essential condition for the Sellers’ decision to enter into this Agreement and consummate the Transaction:

(i)	Authorization; Validity of the Agreement. The Purchaser and Equinix South America have full powers and authority to enter into, execute, deliver and perform their obligations under this Agreement, including, in respect to the Purchaser, to purchase and receive the Shares from the Sellers. The execution of this Agreement by the Purchaser and Equinix South America was duly and validly carried out and no other act or procedure is necessary to authorize the execution and performance of this Agreement. This Agreement and the Schedules hereto constitute a valid and binding obligation of the Purchaser and Equinix South America, enforceable against each of them in accordance with their terms and conditions;

(ii)	Existence and Regularity. In the case of (a) the Purchaser, the Purchaser is a sociedade limitada duly organized and validly existing in conformity with Brazilian Law and is in a regular situation with the applicable Laws and has full capacity to hold, possess and dispose of its goods and assets, including to purchase and receive the Shares, as well as to conduct its activities as they are currently being conducted and to engage in all the transactions contemplated in this Agreement and the Schedules; and (b) Equinix South America, Equinix South America is a company, duly incorporated and validly existing according to the Laws of the State of Delaware, United States of America, and is in a regular situation with the applicable Laws and has full capacity to hold, possess and dispose of its goods and assets, as they are currently being conducted and to engage in all the transactions contemplated in this Agreement and the Schedules. Neither the Purchaser nor Equinix South America is subject to any process of insolvency or bankruptcy according to the applicable Laws;

(iii)	Absence of Conflict or Violation. The execution and performance of this Agreement by the Purchaser and by Equinix South America, as well as the consummation of the acts set forth in this Agreement shall not: (a) require any previous filing with any Governmental Authority or any Authorization; (b) require any prior consent from any Third Parties that have not already been obtained as of the date hereof; and (iii) result in any breach, violation or default of any agreement, Law or agreement; and

(iv)	Pending Acts. There is no Dispute involving the Purchaser or Equinix South America before any Governmental Authority that, if decided negatively, can interfere with the Purchaser’s or Equinix South America´s capacity to comply with their obligations resulting from this Agreement and the Schedules.

(v)	Available Funds. A Related Person of the Purchaser has as of the date hereof and the Purchaser will have at Closing available funds necessary for the satisfaction of all of the Purchaser’s obligations under this Agreement, including the payment of the applicable Purchase Price to each Seller and any expenses incurred by the Purchaser or Equinix South America in connection with the transactions contemplated by this Agreement.

SECTION V

INDEMNIFICATION

5.1. Sellers’ Obligation to Indemnify. Each Seller hereby agrees individually and severally (and not jointly), from and after the Closing Date with respect to such Seller, to indemnify, defend and hold harmless the Company, the Purchaser and any of its Related Persons, from any Losses effectively suffered or incurred by any of them, caused by, resulting from or arising out of:

(i)	any breach, misrepresentation, omission, error, inadequacy or inaccuracy of any representation made by such Seller in this Agreement; and/or

(ii)	any violation by such Seller of its obligations and/or commitments assumed hereby and set forth herein.

5.1.1 Notwithstanding anything in this Agreement to the contrary, in no event shall any Seller be obligated to pay for Losses (individually or in the aggregate) pursuant to this Section 5.1 in excess of the Purchase Price actually received by such Seller.

5.2. Purchaser’s Obligation to Indemnify. Equinix South America, the Purchaser and the Company hereby agree severally and jointly, from and after the Closing Date with respect to each Seller, to indemnify, defend and hold harmless such Seller and its Related Persons from any Losses effectively suffered or incurred by any of them, caused by, resulting from or arising out of:

(i)	any breach, misrepresentation, omission, error, inadequacy or inaccuracy of any representation made by Equinix South America and/or the Purchaser in this Agreement; and/or

(ii)	any violation by Equinix South America and/or the Purchaser of its obligations and/or commitments assumed hereby and set forth herein.

5.3. Payment of Indemnities. Any amount due under this Section V with respect to any Loss shall be paid by the Indemnifying Party (i) in the event of a Third-Party Claim, within 10 (ten)

Business Days following issuance of a final non-appealable decision (decisão transitada em julgado) in respect thereof; and (ii) in the event of a Direct Claim (a) within 10 (ten) Business Days as from acceptance of the Indemnifying Party being held liable for the payment of the Loss; or (b) within 10 (ten) Business Days following issuance of a final non-appealable decision (decisão transitada em julgado) in respect thereof.

5.4. Default. If a payment owed under the terms this Section V is not timely paid, such amounts will be adjusted by 100% of the variation of the CDI as informed by CETIP, from the due date of the payment until the date of full payment.

5.5. Term of the Obligations to Indemnify. The indemnification obligation of the Sellers and the Purchaser set forth in this Section V shall survive and remain valid for the expiration of the statute of limitations (prazo prescricional) set forth by applicable Law for the events which generated such indemnification obligation, except that notwithstanding anything herein to the contrary, any claim for indemnification that is asserted by written notice within the survival period shall survive until resolved as contemplated in Section 5.3 or a written agreement between the Purchaser and the applicable Seller(s) who have made such indemnification claim.

5.6. Obligation to Minimize Losses. The Parties agree to use their reasonable best efforts, upon the occurrence of a Loss indemnifiable under this Section V (or the receipt of a notice of a Third-Party Claim which may give rise to such a Loss), to mitigate, in good faith and to the extent possible, the effective Loss indemnifiable under this Section V to be suffered by an Indemnified Party and indemnified by any Indemnifying Party, according to Section V of this Agreement, including refraining from practicing any act that could result in a Third Party Claim.

5.7. Gross up. Any indemnification owed in connection with this Section V, shall be made free and clear of, and without withholding or deduction for, or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any Governmental Authority, unless such Party is compelled by law to deduct or withhold such Taxes, duties, assessments, or governmental charges. In such event, this Party will make such deduction or withholding, make payment of the amounts so withheld to the appropriate Governmental Authority and pay such additional amounts as may be necessary to ensure that the net amounts received by respective recipient Parties after such withholding or deduction shall equal the amounts which would have been received in the absence of such withholding or deduction.

SECTION VI

DISPUTE RESOLUTION

6.1. Procedure for Dispute Resolution and Jurisdiction. If any controversies, disputes, questions,

doubts, divergences, matters or discrepancies of any nature directly or indirectly related to and/or resulting from (i) the existence and/or exercise of any right or obligation set forth in this Agreement; and/or (ii) the existence and/or occurrence of any Loss; and/or (iii) the interpretation of the terms, conditions and provisions of this Agreement (henceforth called “Dispute”), involving any of the Parties (the “Involved Parties”), those Involved Parties shall meet to resolve the Dispute in amicable form. For this purpose, any of the Involved Parties may send a notice of Dispute (the “Notice of Dispute”) to the other Involved Parties to attend a meeting to try to resolve the Dispute by means of discussions conducted in good faith. If no amicable solution is reached, through a written settlement signed by the Involved Parties, within a period of 30 (thirty) days counted from that meeting, the Dispute shall be resolved by arbitration under the terms of this Section VI.

6.2. Notice of End of Negotiations. If within the period of 30 (thirty) days following the delivery of the Notice of Dispute any of the Involved Parties considers the possibility of obtaining an amicable solution to the Dispute to be remote, he/it may send to the other Involved Party a notice concluding the negotiations (the “Notice of End of Negotiations”). If after 5 (five) days of delivery of the Notice of End of Negotiations or the end of the period established in Section 6.1 the Involved Parties have not signed a written settlement to resolve the Dispute, whichever occurs first, any of the Involved Parties may commence the arbitration.

6.3. Arbitration. The arbitration shall be conducted by the Center for Arbitration and Mediation of the Brazil-Canada Chamber of Commerce (the “Arbitration Chamber”), according to the Arbitration Rules of the Arbitration Chamber in force at the time of the arbitration (the “Arbitration Rules”), taking into consideration any alterations of the Arbitration Rules made by mutual agreement of the Involved Parties.

6.3.1. The arbitration shall be conducted in the English language in the City and State of São Paulo, but the Arbitral Tribunal, upon justification, may designate hearings or inquiries in other places.

6.3.2 The arbitration shall be at Law, applying the rules and principles of the Brazilian legal system, expressly excluding any possibility of judgment in equity.

6.4. Arbitral Tribunal. The Arbitral Tribunal shall be composed of 3 (three) arbitrators (the “Arbitral Tribunal”), one appointed by the Involved Party that is the claimant and one by the Involved Party that is the respondent, with the third arbitrator, who will act as the president of the Arbitral Tribunal, to be appointed by the two arbitrators named by the Parties. The choice of the third arbitrator shall be made within 10 (ten) days of the appointment of the second arbitrator.

6.4.1. When there are multiple Involved Parties, either as claimants or respondents, the multiple claimants shall together appoint one arbitrator and/or the multiple respondents shall appoint one arbitrator under the terms of Section 6.4.

6.4.2. Any omissions, disputes, doubts or absence of agreement regarding the appointment of the arbitrators by the Involved Parties or the choice of the third arbitrator shall be resolved by the Arbitration Chamber.

6.5. Duration of the Arbitration. The arbitration shall be concluded within 6 (six) months counted from the execution of the submission to arbitration instrument, as set forth in the Arbitration Rules, a term that may be extended by a justified decision of the Arbitral Tribunal.

6.6. Arbitration Expenses. The Arbitral Tribunal shall decide on the division of the expenses and the setting of the adverse costs, observing the Arbitration Rules, and in the case of their omission or incompleteness, observing the principles of adverse decision (total or partial), reasonableness and proportionality.

6.7. Recourse to the Judiciary. The Involved Parties recognize that any of them may apply to the judiciary, exclusively for the following measures, with application for such measures not being interpreted as waiver by the Involved Parties of submission of the Dispute to arbitration: (i) to establish the arbitration; (ii) to obtain injunctive and precautionary remedies before the confirmation of the Arbitral Tribunal; (iii) to enforce any decision of the Arbitral Tribunal, including the final award; (iv) to obtain specific performance of this Agreement, before confirmation of the Arbitral Tribunal; and (v) for other procedures expressly admitted by Law 9,307/96, as amended. For that purpose, the Parties elect the court district of the City and State of São Paulo, to the express exclusion of any other forum, not matter how privileged. In addition to the authority of the Arbitration Chamber established in the Arbitration Rules, the Arbitration Chamber shall also have authority to impose provisional measures, including injunctions or restraining orders.

6.7.1. The execution of the decisions rendered by the Arbitral Tribunal shall be preferably required to the Courts of São Paulo; provided, that in the event it is necessary or useful, the execution may be required to any other court or jurisdiction, including abroad.

6.8. Binding Nature of Arbitration. The arbitral award shall be issued in writing, shall indicate the reasons and grounds and shall be final, binding and enforceable against the Involved Parties according to its terms, with no right of appeal except requests for correction and clarifications as set forth in Article 30 of Law 9,307/96, as amended. The Arbitral Tribunal may grant any remedy available and appropriate according to applicable Law, including specific performance.

6.9. Confidentiality of the Arbitration. The Involved Parties agree that the arbitration shall be kept strictly confidential, and its elements (including, without limitation, the allegations of the Involved Parties, evidence, expert opinions and other manifestations of third parties and any other documents presented or exchanged during the course of the arbitral proceeding) may only be revealed to the Arbitral Tribunal, the Parties, their lawyers and any other person necessary to develop the arbitration, except if that disclosure is demanded for compliance with obligations imposed by Law or any competent Governmental Authority.

SECTION VII

TERM; TERMINATION

7.1. Term. This Agreement takes effect on this date and shall remain in effect as long as the indemnification obligation of the Parties subsists, under the terms set forth herein, unless terminated pursuant to Section 7.2.

7.2. Termination Events. This Agreement may only be terminated, up to the Closing Date, by means of or due to the occurrence of one of the following cases:

(i)	By written agreement between the Parties;

(ii)	By the Purchaser or the Sellers if any Law or Order is enacted that prevents the consummation of the Transaction; and/or

(iii)	In the event of non fulfillment of the conditions precedent set forth in Sections 3.1 within 30 (thirty) days as from the date hereof, unless such period is extended by mutual agreement by the Parties.

7.3. Effects of Termination. In the event of the termination of this Agreement with based on the provisions of Section 7.2, the Parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Parties; provided, however, that, no such termination shall relieve any Party from liability for any breach by that Party of this Agreement. Should this Agreement be terminated, the provisions related to dispute resolution established in Section VI and the miscellaneous provisions of Section VIII, shall survive the termination of this Agreement and remain force following the date of termination.

SECTION VIII

MISCELLANEOUS PROVISIONS

8.2. Communications. All communications between the Parties (the “Communications”) shall be in writing and (i) delivered personally, against signed acknowledgement of receipt, or (ii) sent by express delivery services, with a mail tracking system, or (iii) by registered or certified letter, sent postage prepaid, with return receipt. The Communications shall be addressed to the following persons and addresses, or to any other person or address that the one Party may indicate to the other from time to time, hereby defined preliminarily as follows:

If to the Purchaser:

EQUINIX BRASIL PARTICIPAÇÕES LTDA.

Rua Martins Ferreira nº 91, sala 901 (parte), Botafogo

Rio de Janeiro - RJ

22271-010

Att. Mr. Marcelo Silva

Tel.: (11) 97431-3889

If to RW FIP:

RW Brasil Fundo de Investimento em Participações

Avenida Presidente Juscelino Kubitschek, nº 2041, and 2235, Bloco A, Vila Olímpia

São Paulo - SP

CEP 04543-011

Att.: Custody and Securities Services

Tel.: (11) 3553-7010

If to Sidney:

[****]

If to Eduardo:

[****]

If to Equinix South America:

One Lagoon Drive, 4th Floor

Redwood City, CA

94065

Att. General Counsel

Te.: 1 650-598-6000

****	FISMA & OMB MEMORANDUM M-07-16

If to the Company:

ALOG SOLUÇÕES DE TECNOLOGIA EM INFORMÁTICA S.A.

Rua Doutor Miguel Couto No. 58, 5th floor

Centro, São Paulo - SP

CEP 01008-010

Att. Marcelo Junior da silva

Tel.: (11) 35244300

All with copy to: (which shall not constitute a Communication):

MACHADO, MEYER, SENDACZ E OPICE ADVOGADOS

Rua Lauro Müller, nº 116, 17º andar, Botafogo

Rio de Janeiro - RJ

22290-120

Att.: Mr. Giovanni Biscardi

Fax: (21) 3572-3000

8.2.1. Any notice sent according to this clause will be considered as having been delivered (i) if delivered in person, on the date indicated on the acknowledgment of receipt; (ii) if sent by express delivery service, on the date of delivery as indicated in the respective tracking system; or (iii) if sent by registered or certified letter, postage paid, on the date indicated on the return receipt.

8.3. Best Efforts. Under the terms and conditions of this Agreement, the Parties and the Company undertake to perform, and to cause to be performed, all reasonable acts and to take, or cause to be taken, all reasonable measures as necessary under the terms of applicable Law to consummate the Transaction. The Parties and the Company undertake to sign and deliver all the documents, contracts and other instruments and to practice all the other reasonable acts as necessary or suitable to consummate and implement the Transaction with reasonable agility.

8.4. Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transaction contemplated hereby shall be paid by the Party incurring such cost and expenses, whether or not the Closing shall occurred.

8.5. Irrevocability and Irreversibility. This Agreement is entered into by the Parties and the Company irrevocably and irreversibly.

8.6. Specific Performance. The Parties and the Company acknowledge and further agree that cash indemnities may be inadequate remedy in case of breach of any provision hereunder. Therefore, the compliance with any obligations contained herein may be demanded through specific performance by the Party who is the creditor of the obligation, pursuant to Articles 461 et seq. of Law No. 5,869, dated January 11, 1973, as amended (the “Brazilian Civil Procedure Code”), and the defaulting Party shall be liable for Losses and damages to which it gives rise. This remedy shall not be considered the exclusive remedy for the breach of this Agreement, but only an additional remedy to others that may be available.

8.7. Waiver, Novation. This Agreement may only be altered, substituted, cancelled, renewed or extended, and the terms of this Agreement may only be waived, by a written instrument signed by all the Parties and the Company, or in the case of waiver, by the party that is waiving the corresponding right. Except if expressly set forth otherwise in this Agreement, the fact that a Party does not promptly demand compliance with any of the provisions of this Agreement or rights accruing to it under this Agreement or fails to exercise any prerogatives set forth herein shall not be considered a waiver of such provisions, rights or prerogatives, nor shall it constitute novation or affect in any way the future exercise of such rights. No waver by any Party shall operate or be construed as a waiver in respect to any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.8. Binding Effect; Assignment. This Agreement is the only instruments governing the acquisition, and thus being null void any understanding, memorandum, letter or other instrument dealing on the Transaction. This Agreement may not be assigned by either Party without the prior written consent of the other Parties. This Agreement shall be binding, irrevocable and irreversible and bind the Parties, the intervening consenting parties and their successors under any title This Agreement is the only document.

8.9. Full Agreement; Amendment. This Agreement replaces any other contract, agreement, proposal or document signed between the Parties concerning the Transaction and may only be amended by a written instrument, signed by the Parties.

8.10. Applicable Law. This Agreement shall be governed by and interpreted according to the Laws of Brazil.

8.11. Severability of Provisions. Should any provision of this Agreement become null or ineffective, the validity and effectiveness of the remaining provisions shall not be affected, so that they shall remain in full force and effects, and in such case the Parties shall conduct good faith negotiations seeking to substitute the null or ineffective provision with another that, to the extent possible and in reasonable form, attains the purpose and effects originally desired.

8.12. Independent Nature of Sellers’ Obligations and Rights. The obligations of each Seller under this Agreement are individual and several (and not joint) with the obligations of any other Seller, and no Seller shall be responsible in any way for the performance of the obligations of any other Seller under this Agreement or any other agreement or document contemplated hereby. Nothing contained herein or in any other agreement or document contemplated hereby, and no action taken by any Seller pursuant hereto or thereto, shall be deemed to constitute the Sellers as, and each of the parties hereto acknowledges that the Sellers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Sellers are in any way acting in concert or as a group, and none of the parties hereto shall assert any such claim with respect to such obligations or the transactions contemplated by this Agreement or any other agreement or document contemplated hereby and each of the parties hereto acknowledges that the Sellers are not acting in concert or as a group with respect to such obligations or the transactions contemplated herein or therein. Each of the parties hereto confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Seller shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other agreement or document contemplated hereby to which it is a party, and it shall not be necessary for any other Seller to be joined as an additional party in any proceeding for such purpose

IN WITNESS WHEREOF, the Parties and the Company execute this Agreement in 6 (six) counterparts of equal content and form, in the presence of the 2 (two) witnesses identified below.

Rio de Janeiro, 18th of July of 2014

(the remainder of the page intentionally left blank)

(1/6 Signatures Page of the Agreement for Purchase and Sale of Shares and Other Covenants executed on July 18, 2014, by and among RW Brasil Fundo de Investimentos em Participação, Sidney Victor da Costa Breyer, Antonio Eduardo Zago de Carvalho, Equinix Brasil Participações Ltda. and Equinix South America Holdings Ltd.)

RW BRASIL FUNDO DE INVESTIMENTOS EM PARTICIPAÇÃO

/s/ Marcio Pinto Ferreia	/s/ Santos Clemente
Name: Marcio Pinto Ferreia	Name: dos Santos Clemente
Title: Gerente	Title: Gerente Executivo

(2/6 Signatures Page of the Agreement for Purchase and Sale of Shares and Other Covenants executed on July 18, 2014, by and among RW Brasil Fundo de Investimentos em Participação, Sidney Victor da Costa Breyer, Antonio Eduardo Zago de Carvalho, Equinix Brasil Participações Ltda. and Equinix South America Holdings Ltd.)

/s/ Antonio Eduardo Zago De Carvalho ANTÔNIO EDUARDO ZAGO DE CARVALHO

(3/6 Signatures Page of the Agreement for Purchase and Sale of Shares and Other Covenants executed on July 18, 2014, by and among RW Brasil Fundo de Investimentos em Participação, Sidney Victor da Costa Breyer, Antonio Eduardo Zago de Carvalho, Equinix Brasil Participações Ltda. and Equinix South America Holdings Ltd.)

/s/ Sydney Victor Da Costa Breyer SIDNEY VICTOR DA COSTA BREYER

(4/6 Signatures Page of the Agreement for Purchase and Sale of Shares and Other Covenants executed on July 18, 2014, by and among RW Brasil Fundo de Investimentos em Participação, Sidney Victor da Costa Breyer, Antonio Eduardo Zago de Carvalho, Equinix Brasil Participações Ltda. and Equinix South America Holdings Ltd.)

EQUINIX BRASIL PARTICIPAÇÕES LTDA.

/s/ Eduardo Carvalho
Name: Eduardo Carvalho	Name:
Title:	Title:

(5/6 Signatures Page of the Agreement for Purchase and Sale of Shares and Other Covenants executed on July 18, 2014, by and among RW Brasil Fundo de Investimentos em Participação, Sidney Victor da Costa Breyer, Antonio Eduardo Zago de Carvalho, Equinix Brasil Participações Ltda. and Equinix South America Holdings Ltd.)

EQUINIX SOUTH AMERICA HOLDINGS LLC.

/s/ Simon Miller	/s/ Mark Adams
Name: Simon Miller	Name: Mark Adams
Title: VP of Finance, Americas	Title: Chief Dev Officer

(6/6 Signatures Page of the Agreement for Purchase and Sale of Shares and Other Covenants executed on July 18, 2014, by and among RW Brasil Fundo de Investimentos em Participação, Sidney Victor da Costa Breyer, Antonio Eduardo Zago de Carvalho, Equinix Brasil Participações Ltda. and Equinix South America Holdings Ltd.)

ALOG SOLUÇÕES DE TECNOLOGIA EM INFORMÁTICA S.A.

/s/ Eduardo Carvalho	/s/ Rodrigo Guerrero
Name: Eduardo Carvalho	Name: Rodrigo Guerrero
Title: Presidente Alog Data Centers	Title: Director Nacional de Vendas Alog Data Centers

Witnesses:

1 -	2 -
Name:	Name:
ID.:	ID.:
CPF:	CPF:

SCHEDULE 2.2

SELLER´S BANK ACCOUNT INFORMATION

NAME	RW Fundo de Investimento em Participações
ADDRESS	Avenida Presidente Juscelino Kubitschek, No. 2041
CITY	São Paulo
COUNTRY	Brazil
ACCOUNT	[****]
BANK ID	[****]
BANK BRANCH ID	[****]
TAXPAYER’S REGISTER	13.417.743/0001-03

NAME	Antonio Eduardo Zago de Carvalho
ADDRESS	[****]
CITY	[****]
COUNTRY	Brazil
ACCOUNT	[****]
BANK ID	[****]
BANK BRANCH ID	[****]
TAXPAYER’S REGISTER	[****]

NAME	Sidney Victor da Costa Breyer
ADDRESS	[****]
CITY	[****]
COUNTRY	Brazil
ACCOUNT	[****]
BANK ID	[****]
BANK BRANCH ID	[****]
TAXPAYER’S REGISTER	[****]

****	FISMA & OMB MEMORANDUM M-07-16

SCHEDULE 2.3

CONTINGENCIES

•	R$7.803.890,11 (seven million, eight hundred and three thousand, eight hundred ninety reais and eleven cents)

SCHEDULE 3.3(VI)

TERMINATION OF THE SHAREHOLDERS’ AGREEMENT

TERMINATION AGREEMENT OF THE SHAREHOLDERS’ AGREEMENT OF ALOG SOLUÇÕES DE TECNOLOGIA EM INFORMÁTICA S.A.	INSTRUMENTO DE RESCISÃO DO ACORDO DE ACIONISTAS DA ALOG SOLUÇÕES DE TECNOLOGIA EM INFORMÁTICA S.A.

This termination agreement, dated as of [—] (the “Termination Agreement”), is entered into by and among the following parties (each, individually, a “Party” and, collectively, the “Parties”):	Este instrumento de rescisão, datado de [—] (o “Instrumento de Rescisão”), é celebrado por e entre as seguintes partes (cada uma, individualmente, a “Parte” e, conjuntamente, as “Partes”):

(i) EQUINIX SOUTH AMERICA HOLDINGS, LLC, a limited liability company duly organized under the laws of the State of Delaware, United States of America, with headquarters at One Lagoon Drive, 4th Floor, Redwood City, California, United States of America 94065 (“Equinix”);	(i) EQUINIX SOUTH AMERICA HOLDINGS, LLC, limited liability company devidamente constituída segundo as leis do Estado de Delaware, Estados Unidos da América, sediada em One Lagoon Drive, 4º andar, Redwood City, California, Estados Unidos da América, 94065 (“Equinix”);

(ii) RW BRASIL FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES, a fundo de investimento em participações, duly organized under the laws of the Federative Republic of Brazil, enrolled with the National Register of Legal Entities (CNPJ/MF) under No. 13.417.743/0001-03, herein duly represented by its managing institution, CRV Distribuidora de Títulos e Valores Mobiliários S.A., a company with its headquarters in the City of São Paulo, State of São Paulo, at Avenida Presidente Juscelino Kubitschek, No. 2.041 and 2.235, Block A (part), Vila Olimpia, ZIP Code 04543-011, enrolled with the National Register of Legal Entities (CNPJ/MF) under No. 62.318.407/0001-19, duly licensed by the	(ii) RW BRASIL FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES, fundo de investimento em participações devidamente instituído segundo as leis da República Federativa do Brasil, inscrito no CNPJ/MF sob nº 13.417.743/0001-03, neste ato devidamente representado por sua instituição administradora, CRV Distribuidora de Títulos e Valores Mobiliários S.A., sociedade com sede na Cidade de São Paulo, Estado de São Paulo, na Avenida Presidente Juscelino Kubitschek, nº 2.041 e 2.235, Bloco A (parte), Vila Olímpia, CEP 04543-011, inscrita no CNPJ/MF sob nº 62.318.407/0001-19, devidamente credenciada pela Comissão de Valores Mobiliários para o exercício da atividade de administração de

Brazilian Securities Commission (Comissão de Valores Mobiliários) for the exercise portfolios and securities management activities pursuant to the Declaratory Act No. 11,015 of April 29, 2010, herein represented pursuant to its Bylaws;	carteiras de títulos e valores mobiliários, nos termos do Ato Declaratório nº 11.015, de 29 de abril de 2010, neste ato representada nos termos de seu Estatuto Social;

(iii) SIDNEY VICTOR DA COSTA BREYER, Brazilian, married, bearer of identity card No. [****], enrolled before the Taxpayer Registry (CPF/MF) under No. [****], resident and domiciled in the City and State of [****], at [****];	(iii) SIDNEY VICTOR DA COSTA BREYER, brasileiro, casado, portador da carteira de identidade nº [****], inscrito no CPF/MF sob o nº [****], residente e domiciliado na Cidade e Estado do [****], na [****];

(iv) ANTONIO EDUARDO ZAGO DE CARVALHO, Brazilian, married, bearer of identity card No. [****], enrolled before the Taxpayer Registry (CPF/MF) under No. [****], resident and domiciled in the City and State of [****], at [****];	(iv) ANTONIO EDUARDO ZAGO DE CARVALHO, brasileiro, casado, portador da carteira de identidade nº [****], inscrito no CPF/MF sob o nº [****], residente e domiciliado na Cidade e Estado do [****], na [****];

as intervening parties;	como partes intervenientes;

(v) ALOG SOLUÇÕES DE TECNOLOGIA EM INFORMÁTICA S.A., a sociedade anônima duly organized under the laws of the Federative Republic of Brazil, enrolled before the National Register of Legal Entities (CNPJ/MF) under No. 03.672.254/0001-44, with headquarters in the City and State of São Paulo, at Rua Doutor Miguel Couto No. 58, 5th floor (the “Company”);	(v) ALOG SOLUÇÕES DE TECNOLOGIA EM INFORMÁTICA S.A., a sociedade anônima devidamente constituída de acordo com as leis da República Federativa do Brasil, inscrita no CNPJ/MF sob o nº 03.672.254/0001-44, sediada na Cidade e Estado de São Paulo, na Rua Doutor Miguel Couto nº 58, 5º andar (a “Companhia”);

and, for purposes of Articles 6 and 8 of the Shareholders’ Agreement (as defined below),	e, para os fins dos Artigos 6º e 8º do Acordo de Acionistas (conforme definido abaixo);

(vi) EQUINIX, INC., a company duly organized under the laws of the State of	(vi) EQUINIX, INC., corporation devidamente constituída segundo as leis do Estado de Delaware, Estados Unidos da América, sediada em One Lagoon Drive, 4º andar,

****	FISMA & OMB MEMORANDUM M-07-16

Delaware, United States of America, with headquarters at One Lagoon Drive, 4th Floor, Redwood City, California, United States of America 94065;	Redwood City, California, Estados Unidos da América, 94065;

(vii) RIVERWOOD CAPITAL L.P., an exempted limited partnership, duly organized under the laws of the Cayman Islands, with headquarters at P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104;	(vii) RIVERWOOD CAPITAL L.P., exempted limited partnership devidamente constituída segundo as leis das Ilhas Cayman, sediada em P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104;

(viii) RIVERWOOD CAPITAL PARTNERS L.P., an exempted limited partnership, duly organized under the laws of the Cayman Islands, with headquarters at P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104;	(viii) RIVERWOOD CAPITAL PARTNERS L.P., exempted limited partnership devidamente constituída segundo as leis das Ilhas Cayman, sediada em P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104,

(ix) RIVERWOOD CAPITAL PARTNERS (PARALLEL – A) L.P., an exempted limited partnership, duly organized under the laws of the Cayman Islands, with headquarters at P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104; and	(ix) RIVERWOOD CAPITAL PARTNERS (PARALLEL – A) L.P., exempted limited partnership devidamente constituída segundo as leis das Ilhas Cayman, sediada em P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104; e

(x) RIVERWOOD CAPITAL PARTNERS (PARALLEL – B) L.P., an exempted limited partnership, duly organized under the laws of the Cayman Islands, with headquarters at P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104.	(x) RIVERWOOD CAPITAL PARTNERS (PARALLEL – B) L.P., exempted limited partnership devidamente constituída segundo as leis das Ilhas Cayman, sediada em P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104.

WITNESSETH	CONSIDERANDOS

WHEREAS, on October 31, 2012, the Parties entered into a certain shareholders’ agreement of the Company (the “Shareholders’ Agreement”);	CONSIDERANDO QUE, em 31 de outubro de 2012, as Partes celebraram um determinado acordo de acionistas da Companhia (o “Acordo de Acionistas”);

WHEREAS, on the date of execution of this	CONSIDERANDO QUE, na data de assinatura deste Instrumento de Rescisão, Equinix, direta ou indiretamente, adquiriu a totalidade das ações

Termination Agreement, Equinix, directly or indirectly, acquired the totality of the shares of issuance of the Company, becoming its sole shareholder; and	de emissão da Companhia, passando a ser a sua única acionista;

WHEREAS, the Parties wish to terminate the Shareholders’ Agreement;	CONSIDERANDO QUE, as Partes desejam rescindir o Acordo de Acionistas;

NOW, THEREFORE, the Parties enter into this Termination Agreement, pursuant to the following terms:	RESOLVEM as Partes celebrar este Instrumento de Rescisão, de acordo com os seguintes termos:

1.1. Termination. The Parties hereby terminate the Shareholders’ Agreement; provided, that Section 7.01, Section 8.01, Section 8.04 and Section 8.09 of the Shareholders’ Agreement shall survive termination.	1.1. Rescisão. Por meio deste Instrumento de Rescisão, as Partes concordam em rescindir o Acordo de Acionistas; observado, contudo, que a Seção 7.01, Seção 8.01, Seção 8.04 e Seção 8.09 do Acordo de Acionistas devem permanecer em vigor após a rescisão.

1.2. Applicable Law; Jurisdiction. This Termination Agreement shall be governed by the laws of the Federative Republic of Brazil. The Parties irrevocably and irretrievably agree to submit to the competent Courts of the City of [Rio de Janeiro], in the State of [Rio de Janeiro], Brazil, any demand or controversies resulting from this Termination Agreement with express waiver to any other Court, no matter how privileged it may be.	1.2. Lei Aplicável; Jurisdição. Este Instrumento de Rescisão será regido pelas leis da República Federativa do Brasil. As Partes, em caráter irrevogável e retratável, acordam em submeter aos Tribunais competentes da Cidade do [Rio de Janeiro], no Estado do [Rio de Janeiro], Brasil, quaisquer demandas ou controvérsias decorrentes deste Instrumento de Rescisão, renunciando expressamente a qualquer outro Tribunal, por mais privilegiado que seja.

1.3. Language. This Termination Agreement is executed in the Portuguese and English languages. In case of a conflict between the Portuguese and the English versions, the Parties agree that the Portuguese version shall prevail.	1.3. Idioma. Este Instrumento de Rescisão é assinado em português e inglês. Em caso de conflito entre as versões em português e inglês, as Partes concordam que a versão em português deverá prevalecer.

IN WITNESS WHEREOF, the Parties enter into this Termination Agreement in 10 (ten) counterparts of equal content and form, in the	E, POR ESTAREM ASSIM JUSTAS E CONTRATADAS, as Partes celebram este Instrumento de Rescisão em 10 (dez) vias de igual teor e forma, perante as 2 (duas) testemunhas identificadas abaixo, nesta data de

presence of the 2 (two) witnesses identified below, in this date of [—], 2014, at the City of [Rio de Janeiro], State of [Rio de Janeiro].	[—] de [—] de 2014, na Cidade do [Rio de Janeiro], Estado do [Rio de Janeiro].

SCHEDULE 3.3(VII)

RELEASE OF THE SHARE PLEDGE AGREEMENT

This Termination and Release Agreement (the “Release Agreement”) is entered as of [•] by and between:

RW BRASIL FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES, a fundo de investimento em participações, duly organized under the laws of the Federative Republic of Brazil, enrolled with the National Register of Legal Entities (CNPJ/MF) under No. 13.417.743/0001-03, herein duly represented by its managing institution, CRV Distribuidora de Títulos e Valores Mobiliários S.A., a company with its headquarters in the City of São Paulo, State of São Paulo, at Avenida Presidente Juscelino Kubitschek, No. 2.041 and 2.235, Block A (part), Vila Olimpia, ZIP Code 04543-011, enrolled with the National Register of Legal Entities (CNPJ/MF) under No. 62.318.407/0001-19, duly licensed by the Brazilian Securities Commission (Comissão de Valores Mobiliários) for the exercise portfolios and securities management activities pursuant to the Declaratory Act No. 11,015 of April 29, 2010, herein represented pursuant to its Bylaws (“RW FIP”);

EQUINIX SOUTH AMERICA HOLDINGS, LLC, a corporation duly organized and existing under the laws of Delaware, enrolled with the Brazilian National Register of Legal Entities (CNPJ/MF) under No. 13.215.498/0001-51, whose principal place of business is located at c/o The Corporation Trust Company, Corporate Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware, United States of America, 19801, herein represented pursuant to its Bylaws (“Equinix”);

And, as intervening-party:

ALOG SOLUÇÕES DE TECNOLOGIA EM INFORMÁTICA S.A., a sociedade anônima duly organized under the laws of the Federative Republic of Brazil, enrolled with the National Register of Legal Entities (CNPJ/MF) under No. 03.672.254/0001-44, with headquarters in the City and State of São Paulo, at Rua Doutor Miguel Couto No. 58, 5th floor, herein represented pursuant to its Bylaws (the “Company”);

Equinix and RW FIP are hereinafter collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS, on October 31, 2012, RW FIP and Equinix, together with other parties, entered into a certain shareholders’ agreement of the Company (the “Shareholders’ Agreement”), whereby Equinix (i) granted to RW FIP the Put Option and (ii) agreed to pledge the totality of its Shares in favor of RW FIP, for purposes of guaranteeing the Secured Obligation;

WHEREAS, on October 31, 2012, RW FIP, Equinix and the Company entered into a Share Pledge Agreement, which was duly registered before the 10th Registry of Deeds and Documents of the City and State of São Paulo under No. 2023242, whereby Equinix pledged the totality of its Shares in favor of RW FIP, for purposes of guaranteeing the Secured Obligation (the “Share Pledge Agreement”); and

WHEREAS, on the date hereof, the Shareholders’ Agreement was terminated and, as a consequence, the Secured Obligation shall no longer exist;

NOW THEREFORE, considering the foregoing premises, the Parties enter into this Release Agreement, pursuant to the following terms:

1. Termination of the Share Pledge Agreement and Release of Shares. Effective as of the date hereof, the Share Pledge Agreement is fully terminated and, therefore, the totality of the Shares held by Equinix are totally released from the Liens created under the Share Pledge Agreement.

1.1. RW FIP and Equinix hereby give to each other full release in respect of their rights and obligations under the Share Pledge Agreement, including, but not limited to, the powers granted by Equinix to RW FIP pursuant to Section 7 of the Share Pledge Agreement, which is hereby expressly revoked.

2. Registration and Perfection of the Release of Shares. Equinix shall as soon as practicable after the execution of this Release Agreement:

1.	register this Release Agreement and the relevant Portuguese sworn translation with the competent Register of Titles and Deeds (Registro de Títulos e Documentos), no later than 30 (thirty) days as from the execution of this Release Agreement, pursuant to articles 1,432 and 1,452 of the Brazilian Civil Code;

2.	cause the Company to register the terms of this Release Agreement and the release of the Lien created under the Share Pledge Agreement, in its Share Registry Book (Livro de Registro de Ações Nominativas), in accordance with articles 39 and 40 of the Brazilian Corporate Law, no later than 20 (twenty) days as from the execution of this Release Agreement. The registration in the Company’s Share Registry Book shall contain the following wording: “The pledge created over all shares issued by the Company owned by Equinix South America Holdings, LLC. on a first priority basis to RW Brasil Fundo de Investimento em Participações under the Share Pledge Agreement entered into on October 31, 2012 by and among Equinix South America Holdings, LLC. and RW Brasil Fundo de Investimento em Participações, has been released under the terms of the Termination and Release Agreement entered into on [—]”; and

3.	effect any other registrations and filings and take any other actions as may be necessary to perfect the release of the Lien over the Shares held by Equinix under this Release Agreement.

[2.1. All expenses incurred with respect to the registrations, filings and other formalities mentioned above shall be borne by Equinix. Notwithstanding the foregoing, RW FIP, in its sole discretion, may decide to undertake any of the registrations, filings and other formalities described herein, whereupon [Equinix shall reimburse the reasonable costs and expenses to RW FIP related to such registrations, filings and other formalities.]

3. Defined Terms.The capitalized terms not expressly defined herein shall have the meaning ascribed to them in the Share Pledge Agreement.

4. Governing Law; Jurisdiction. This Release Agreement shall be governed by the laws of the Federative Republic of Brazil. The Parties hereof irrevocably and irretrievably agree to submit to the competent Courts of the City of São Paulo, in the State of São Paulo, Brazil, any demand or controversies resulting from this Release Agreement with express waiver to any other Court, no matter how priviledged it may be.

IN WITNESS WHEREOF, the Parties have executed this Release Agreement in 3 (three) counterparts of equal form and content, for all legal effects, in the presence of 2 (two) undersigned witnesses.

São Paulo, [date].